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May 15, 1996



Mr. Steven M. Johnson
2580 Brogans Bluff Drive
Colorado Springs, CO  80919

Dear Steve:

This letter is to document our conversation regarding your employment arrangement with Optika Imaging System, Inc. This letter also serves as formal cancellation of your employment agreement dated September 9, 1992. Based on our discussion, your position is defined as follows:

*  Title:        Chief Financial Officer

*  Base Salary:  $5,164.83 semi-monthly, which equals an annual salary of
                 $123,956.00

*  Severance:    In the event that Optika terminates you without cause,
                 Optika will pay your salary for six (6) months.

*  Benefits:     You will be eligible for all vacation, sick, medical insurance, life insurance and disability insurance benefits as provided to other members of Optika's Executive Staff.

Please indicate your agreement with the above terms by signing below and return a copy to my attention.

Sincerely,



Mark K. Ruport
President and Chief Executive Officer


Agreed:  ________________________________________    ________________
              Steven M. Johnson                           Date